Exhibit 10.1

RIGHTS OFFERING BACKSTOP AGREEMENT

THIS RIGHTS OFFERING BACKSTOP AGREEMENT (this “Agreement”), dated as of October 30, 2025, is by and between Seven Hills Realty Trust, a Maryland real estate investment trust (the “Company”), and Tremont Realty Capital LLC, a Maryland limited liability company (the “Backstop Investor”).

RECITALS

WHEREAS, in order to raise up to $65 million of additional equity capital, the Company intends to commence a transferable rights offering (the “Rights Offering”) pursuant to which it expects to distribute to holders of record of its common shares of beneficial interest, par value $0.001 per share (the “Common Shares”), as of the close of business on November 10, 2025 (such date, the “Record Date” and such holders, each, an “Eligible Shareholder” and collectively, the “Eligible Shareholders”), at no charge and on a pro rata basis, transferable subscription rights to subscribe for and purchase additional Common Shares at a subscription price of $8.65 per share (as may be modified by the Company pursuant to the terms of the Offering Documents (as defined herein), the “Subscription Price”);

WHEREAS, pursuant to the Rights Offering, Eligible Shareholders will receive one basic subscription right for every one Common Share held by them as of the Record Date, and Eligible Shareholders will be entitled to purchase, at the Subscription Price, one new Common Share for every two subscription rights held (each such basic subscription right, a “Right”, and all of such basic subscription rights, collectively, the “Rights”);

WHEREAS, the Backstop Investor currently owns 1,708,058 Common Shares, representing approximately 11.3% of the outstanding Common Shares; and

WHEREAS, the Backstop Investor has agreed and committed, to exercise its pro rata Rights in full and, as necessary, purchase from the Company upon expiration of the Rights Offering and following the completion of the exercise of the Over-Subscription Privileges, as applicable, any additional Common Shares not otherwise sold in the Rights Offering pursuant to the exercise of Rights, at the Subscription Price, subject to the terms and conditions of this Agreement.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Backstop Investor and the Company agree as follows:

1.	The Rights Offering.

(a)            The Company shall use its reasonable best efforts to commence and complete the Rights Offering as soon as reasonably practicable. The Company filed a Universal Shelf Registration Statement on Form S-3 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”), which Registration Statement registers the issuance by the Company of, among other securities, Common Shares and subscription rights up to an aggregate total offering price of $500,000,000, which was declared effective by the Commission on September 29, 2025, and in connection with the Rights Offering, the Company shall file one or more prospectus supplements under Rule 424(b) of the Securities Act of 1933, as amended (the “Securities Act”), and/or free writing prospectuses under Rule 433 (such filings, together with the Registration Statement and any press releases issued or other filings made by the Company with the Commission in respect of the terms of the Rights Offering, collectively, the “Offering Documents”). While the Rights Offering is pending (and at all times prior to the earlier to occur of the termination of this Agreement and the Closing Date (as defined below)), the Company shall (i) maintain the Registration Statement’s effectiveness and (ii) preserve its eligibility to use the Registration Statement in accordance with applicable law. Promptly following the date hereof (and in any event, prior to the Expiration Date (as defined below) of the Rights Offering and the Closing Date), the Company shall cause (i) all of the Common Shares issuable as a result of the exercise of Rights and, as applicable, the exercise of the Over-Subscription Privilege (as defined below), pursuant to the Rights Offering, and (ii) all of the Common Shares to be acquired by the Backstop Investor pursuant to the Backstop Commitment (as defined below), to be qualified for listing on the Nasdaq Stock Market LLC (“Nasdaq”).

(b)            Pursuant to the procedures set forth in the Offering Documents, the Company shall distribute, at no charge, to each Eligible Shareholder one Right for every one Common Share held by such Eligible Shareholder as of the Record Date, including the Backstop Investor. The Rights will entitle the holder thereof to purchase one new Common Share for every two Rights held. In addition, pursuant to the procedures set forth in the Offering Documents, each Eligible Shareholder, including the Backstop Investor, that fully exercises its Rights shall also be entitled (but not obligated) to subscribe for additional Common Shares that remain unsubscribed as a result of any unexercised Rights (the “Over-Subscription Privilege”). The commencement date of the Rights Offering and the date on which the subscription period for the Rights Offering expires (the “Expiration Date”) shall be as set forth in the Offering Documents. The Company shall use the proceeds of the Rights Offering only for the purposes set forth in the Offering Documents. Subject to the terms and conditions set forth in the Offering Documents, the consummation of the Rights Offering shall occur on the terms and at the time as set forth in the Offering Documents.

(c)            In connection with the preparation and filing by the Company of any prospectus supplement in connection with the Rights Offering, the Backstop Investor agrees to promptly furnish to the Company, following the Company’s written request therefor, any and all information concerning the Backstop Investor or its affiliates required to be set forth in such prospectus supplement under federal securities law.

2.	Rights Exercise Commitment.

Subject to the terms and conditions set forth herein, the Backstop Investor hereby agrees to purchase from the Company, and the Company hereby agrees to sell to the Backstop Investor, at the Subscription Price, all Common Shares that are issuable to the Backstop Investor pursuant to the full exercise of its Rights in accordance with the procedures set forth in the Offering Documents (such commitment, the “Rights Exercise Commitment” and shares issued pursuant to such Rights Exercise Commitment, the “Exercised Rights Shares”). As soon as reasonably practicable following the Record Date, the Company shall deliver to the Backstop Investor a Rights Exercise Commitment Allocation Schedule, substantially in the form set forth on Exhibit A attached hereto, which shall set forth the amounts used to determine the number of Exercised Rights Shares. It is agreed and understood that the Backstop Investor shall be permitted, but not required, to exercise its Over-Subscription Privilege.

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3.	Backstop Commitment.

(a)            Subject to the consummation of the Rights Offering and the terms and conditions set forth herein, the Backstop Investor hereby commits to purchase from the Company, and the Company hereby agrees to sell to the Backstop Investor, at the Subscription Price, any and all Unsubscribed Rights Shares (as defined below) (such commitment, the “Backstop Commitment”). “Unsubscribed Rights Shares” if any, means a number of Common Shares equal to the excess, if any, of (i) the maximum aggregate number of Common Shares that may be purchased pursuant to the exercise of all Rights in connection with the Rights Offering, over (ii) the aggregate number of Common Shares that are validly purchased by all Eligible Shareholders, including the Backstop Investor, in the Rights Offering pursuant to the exercise of Rights and the Over-Subscription Privileges, as applicable.

(b)            Within two (2) Business Days after the Expiration Date, the Company shall issue to the Backstop Investor a notice (the “Subscription Notice”) setting forth the number of Common Shares subscribed for in the Rights Offering pursuant to the exercise of Rights and the Over-Subscription Privileges, as applicable, by the Eligible Shareholders and the aggregate gross proceeds of the Rights Offering and, accordingly, the number of Unsubscribed Rights Shares to be acquired by the Backstop Investor pursuant to the Backstop Commitment at the Subscription Price (such shares to be acquired, the “Backstop Acquired Shares” and together with the Exercised Rights Shares, the “Shares”). The Subscription Notice shall also contain information with respect to the anticipated Closing Date of the Backstop Commitment. For purposes of this Agreement, “Business Day” means any day other than a Saturday, Sunday or one on which banks are authorized to close in New York, New York.

(c)            On the terms and subject to the conditions set forth in this Agreement, the closing of the Backstop Commitment (the “Closing”) shall occur on the later of (i) the fourth (4th) Business Day following the issuance by the Company of the Subscription Notice and (ii) the date that all of the conditions to the Closing set forth in Section 4 of this Agreement have been satisfied or waived or such other time and date as shall be mutually agreed between the Company and the Backstop Investor (the “Closing Date”).

(d)            As soon as reasonably practicable following the Closing, the Company shall cause its transfer agent to credit the number of Backstop Acquired Shares to which the Backstop Investor is entitled to the Backstop Investor’s or its designee’s account in book entry form.

4.	Closing Conditions.

(a)            The Closing shall be subject to the satisfaction, or valid waiver in writing by each of the parties hereto, of the following conditions:

(i)            during the period beginning from the date hereof until and including the Closing Date, no suspension of the qualification of the Backstop Acquired Shares for offering or sale or trading in any jurisdiction, or any proceedings for any of such purposes, shall have occurred;

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(ii)            on the Closing Date, all of the Shares (including the Backstop Acquired Shares) shall be listed for trading on Nasdaq;

(iii)            prior to the Closing Date, the Rights Offering shall have been consummated in accordance with the terms set forth in the Offering Documents;

(iv)            during the period beginning from the date hereof until and including the Closing Date, no federal, state, local or other governmental authority, agency, commission, body, court or other legislative, executive or judicial governmental entity (“Governmental Authority”) shall have enacted, issued, promulgated, enforced or entered any law, ordinance, regulation, rule, statute, or ruling, order, judgment, injunction, award, decree, or other requirement (whether temporary, preliminary or permanent), which is then in effect and has the effect of making the consummation of the transactions contemplated hereby illegal or otherwise restraining or prohibiting consummation of the transactions contemplated hereby, and no such Governmental Authority shall have instituted or threatened in writing a proceeding seeking to impose any such restraint or prohibition; and

(v)            to the extent the acquisition of the Backstop Acquired Shares by the Backstop Investor would cause the Backstop Investor to Beneficially Own or Constructively Own (as defined in the Declaration of Trust of the Company) Common Shares in violation of the ownership restriction contained in Section 7.2(a)(i)(C) of the Declaration of Trust of the Company, the number of Backstop Acquired Shares acquired by the Backstop Investor shall be reduced so that the Backstop Investor shall not Beneficially Own or Constructively Own Common Shares in violation of such ownership restriction and any payments made by the Backstop Investor in respect of the Backstop Acquired Shares so reduced shall be promptly refunded to the Backstop Investor.

(b)            The obligation of the Company to consummate the Closing shall be subject to the satisfaction or valid waiver in writing by the Company of the following conditions:

(i)            On and as of the date of this Agreement and the Closing Date, all representations and warranties of the Backstop Investor contained in this Agreement shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or Backstop Investor Material Adverse Effect (as defined below), which representations and warranties shall be true and correct in all respects), except to the extent any such representations and warranties speak to a specified date, in which case such representations and warranties shall be true and correct in all material respects as of such specified date (other than such representations and warranties that are qualified as to materiality or Backstop Investor Material Adverse Effect, which representations and warranties shall be true and correct in all respects as of such specified date); and

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(ii)            The Backstop Investor shall not be in material breach of any covenant, agreement or condition required by this Agreement to be performed, satisfied or complied with by it at or prior to the Closing.

(c)            The obligation of the Backstop Investor to consummate the Closing shall be subject to the satisfaction or valid waiver in writing by the Backstop Investor of the following conditions:

(i)            On and as of the date of this Agreement and the Closing Date, all representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or Company Material Adverse Effect (as defined below), which representations and warranties shall be true and correct in all respects), except to the extent any such representations and warranties speak to a specified date, in which case such representations and warranties shall be true and correct in all material respects as of such specified date (other than such representations and warranties that are qualified as to materiality or Company Material Adverse Effect, which representations and warranties shall be true and correct in all respects as of such specified date);

(ii)            There shall not have occurred any event, development or circumstance upon or prior to the Closing Date, which has had, or could reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect; and

(iii)            The Company shall not be in material breach of any covenant, agreement or condition required by this Agreement to be performed, satisfied or complied with by it at or prior to the Closing.

5.	Representations and Warranties by the Backstop Investor.

The Backstop Investor represents and warrants to the Company that:

(a)            The Backstop Investor (i) is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or formation, and (ii) has the requisite power and authority to enter into and perform its obligations under this Agreement.

(b)            This Agreement has been duly executed and delivered by the Backstop Investor, and assuming the due authorization, execution and delivery of the same by the Company, this Agreement constitutes the valid and legally binding obligation of the Backstop Investor, enforceable against the Backstop Investor in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors generally and by the availability of equitable remedies.

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(c)            The execution and delivery of this Agreement, the purchase of the Backstop Acquired Shares and the compliance by the Backstop Investor with all of the provisions of this Agreement and the consummation of the transactions contemplated herein will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Backstop Investor pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which the Backstop Investor is a party or by which the Backstop Investor is bound or to which any of the property or assets of the Backstop Investor is subject; (ii) the organizational documents of the Backstop Investor; or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Backstop Investor or any of its properties that, in the case of clauses (i) and (iii), would reasonably be expected to have a Backstop Investor Material Adverse Effect. For purposes of this Agreement, a “Backstop Investor Material Adverse Effect” means an event, change, development, occurrence, condition or effect with respect to the Backstop Investor that would reasonably be expected to have a material adverse effect on the Backstop Investor’s ability to consummate the transactions contemplated hereby, including the purchase of the Shares.

(d)            The Backstop Investor (i) is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an institutional “accredited investor” (within the meaning of Rule 501(a)(1), (2), (3), (7) (8), (9), (12) or (13) under the Securities Act), (ii) is acquiring the Backstop Acquired Shares only for its own account and not for the account of others, or if the Backstop Investor is acquiring the Backstop Acquired Shares as a fiduciary or agent for one or more investor accounts, each owner of such account is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an institutional “accredited investor” (within the meaning of Rule 501(a)(1), (2), (3), (7) (8), (9), (12) or (13) under the Securities Act), and the Backstop Investor has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations and agreements herein on behalf of each owner of each such account, and (iii) is not acquiring the Backstop Acquired Shares with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act. The Backstop Investor is not an entity formed for the specific purpose of acquiring the Shares and is an “institutional account” as defined by FINRA Rule 4512(c).

(e)            The Backstop Investor understands that the Backstop Acquired Shares are being offered in a private placement exempt from registration under Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder and that the Backstop Acquired Shares have not been registered under the Securities Act. The Backstop Investor understands that the Backstop Acquired Shares may not be offered, resold, transferred, pledged or otherwise disposed of by the Backstop Investor absent an effective registration statement under the Securities Act, except (i) to the Company or a subsidiary thereof, or (ii) pursuant to an applicable exemption from the registration requirements of the Securities Act, and, in each of cases (i) and (ii), in accordance with any applicable securities laws of the applicable states and other jurisdictions of the United States, and as a result of these transfer restrictions, the Backstop Investor may not be able to readily resell the Backstop Acquired Shares and may be required to bear the financial risk of an investment in the Backstop Acquired Shares for an indefinite period of time. The Backstop Investor understands that it has been advised to consult legal counsel prior to making any offer, resale, pledge or transfer of any of the Backstop Acquired Shares.

(f)            The Backstop Investor understands and agrees that the Backstop Investor is purchasing the Backstop Acquired Shares directly from the Company. The Backstop Investor further acknowledges that there have not been, and the Backstop Investor hereby agrees that in relation to its rights and obligations with respect to the Backstop Acquired Shares, it is not relying on, any of the respective representations, warranties, covenants or agreements made to the Backstop Investor by the Company, any other Eligible Shareholder or any other person or entity, expressly or by implication, other than the respective representations, warranties, covenants and agreements of the Company expressly set forth in this Agreement.

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(g)            In making its decision to purchase the Backstop Acquired Shares, the Backstop Investor has relied solely upon independent investigation made by the Backstop Investor. The Backstop Investor acknowledges and agrees that the Backstop Investor has received such information as the Backstop Investor deems necessary in order to make an investment decision with respect to the Backstop Acquired Shares, including with respect to the Company and its subsidiaries. The Backstop Investor represents and agrees that the Backstop Investor and the Backstop Investor’s professional advisor(s), if any, have had the opportunity to ask such questions, receive such answers and obtain such information as the Backstop Investor and such undersigned’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Backstop Acquired Shares.

(h)            The Backstop Investor became aware of this offering of the Backstop Acquired Shares solely by means of direct contact between the Backstop Investor and the Company or its respective representatives or affiliates, and the Backstop Acquired Shares were offered to the Backstop Investor solely by direct contact between the Backstop Investor and the Company or its respective affiliates. The Backstop Investor did not become aware of this offering of the Backstop Acquired Shares, nor were the Backstop Acquired Shares offered to the Backstop Investor, by any other means. The Backstop Investor acknowledges that the Company represents and warrants that the Backstop Acquired Shares were not offered by any form of general solicitation or general advertising.

(i)            The Backstop Investor acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Backstop Acquired Shares. The Backstop Investor has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Backstop Acquired Shares, and the Backstop Investor has had an opportunity to seek, and has sought, such accounting, legal, business and tax advice as the Backstop Investor has considered necessary to make an informed investment decision.

(j)            The Backstop Investor has adequately analyzed and fully considered the risks of an investment in the Backstop Acquired Shares and has determined that the Backstop Acquired Shares are a suitable investment for the Backstop Investor and that the Backstop Investor is able at this time and in the foreseeable future to bear the economic risk of a total loss of the Backstop Investor’s investment in the Company. The Backstop Investor acknowledges specifically that a possibility of total loss exists.

(k)            The Backstop Investor understands and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Backstop Acquired Shares or made any findings or determination as to the fairness of this investment.

(l)            The Backstop Investor will have sufficient funds to fulfill its obligations hereunder at the Closing and any damages required to be paid after termination of this Agreement.

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(m)            No broker or finder is entitled to any brokerage or finder’s fee or commission solely in connection with the sale of the Backstop Acquired Shares to the Backstop Investor based on any arrangement entered into by or on behalf of the Backstop Investor.

(n)            The Backstop Investor is not currently (and at all times through Closing will refrain from being or becoming) a member of a “group” (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any successor provision), including any group acting for the purpose of acquiring, holding, voting or disposing of equity securities of the Company (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), with any other backstop investor, excluding members of any pre-existing “group” that the Backstop Investor may have been part of prior to the date of this Agreement.

(o)            In connection with the Rights Offering, the Backstop Investor has not taken and will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company in order to facilitate the sale or resale of any securities of the Company, and it is not aware of any such action taken or to be taken by any person.

(p)            In connection with determining the terms of the Backstop Commitment, the Backstop Investor did not directly or indirectly collaborate with any other backstop investor, excluding members of any pre-existing “group” (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) that the Backstop Investor may have been part of prior to the commencement of the Rights Offering.

6.	Representations and Warranties by the Company.

The Company represents and warrants to the Backstop Investor that:

(a)            The Company (i) is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, (ii) has the requisite power and authority to own, lease and operate its properties, to carry on its business as it is now being conducted and to enter into, deliver and perform its obligations under this Agreement, and (iii) is duly licensed or qualified to conduct its business and, if applicable, is in good standing under the laws of each jurisdiction (other than its jurisdiction of incorporation) in which the conduct of its business or the ownership of its properties or assets requires such license or qualification, except, with respect to the foregoing clause (iii), where the failure to be in good standing would not reasonably be expected to have a Company Material Adverse Effect. For purposes of this Agreement, a “Company Material Adverse Effect” means an event, change, development, occurrence, condition or effect with respect to the Company and its subsidiaries, taken together as a whole (on a consolidated basis), that, individually or in the aggregate, would reasonably be expected to have a material adverse effect on the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries, taken as a whole, or on the Company’s ability to consummate the transactions contemplated hereby, including the issuance and sale of the Shares.

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(b)            As of the Closing Date, the Shares will be duly authorized and, when issued and delivered to the Backstop Investor against full payment therefor in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable and will not have been issued in violation of any preemptive rights created under the Company’s organizational documents (as adopted on or prior to the Closing Date), by contract, or the laws of its jurisdiction of incorporation.

(c)            This Agreement has been duly authorized, executed and delivered by the Company, and assuming the due authorization, execution and delivery of the same by the Backstop Investor, this Agreement constitutes the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors generally and by the availability of equitable remedies.

(d)            The execution and delivery of this Agreement, the issuance and sale of the Shares and the compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions contemplated herein will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Company pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject; (ii) the organizational documents of the Company; or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of its properties that, in the case of clauses (i) and (iii), would reasonably be expected to have a Company Material Adverse Effect.

(e)            As of the date hereof, the Company’s issued and outstanding Common Shares are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on Nasdaq under the symbol “SEVN.” As of the date hereof, there is no suit, action, proceeding, or investigation pending or, to the knowledge of the Company, threatened against the Company by Nasdaq or the Commission, respectively, to prohibit or terminate the listing of the Company’s Common Shares on Nasdaq or to deregister the shares under the Exchange Act. The Company has taken no action that is designed to terminate the registration of the shares under the Exchange Act. Upon consummation of the Rights Offering and the transactions contemplated by this Agreement, the issued and outstanding Common Shares will continue to be registered pursuant to Section 12(b) of the Exchange Act and will be listed for trading on Nasdaq.

(f)            The Company is in compliance with all applicable laws and has not received any written communication from any Governmental Authority that alleges that the Company is not in compliance with or is in default or violation of any applicable law, except where such non-compliance, default or violation would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

(g)            The Company has filed each form, report, statement, schedule, prospectus, proxy and registration statement (the “SEC Documents”) that the Company was required to file with the Commission since its initial registration of the Common Shares with the Commission and through the date hereof. As of their respective filing dates (the “Filing Dates”), the SEC Documents complied in all material respects with the requirements of the Securities Act, the Exchange Act, and the rules and regulations of the Commission promulgated thereunder and currently in effect at such Filing Date, and none of the SEC Documents, when filed, or if amended prior to the date of this Agreement, as of the date of such amendment with respect to those disclosures that were amended, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of the date hereof, there are, and upon Closing there shall be, no outstanding or unresolved comments in comment letters from the staff of the Division of Corporation Finance of the Commission with respect to any of the SEC Documents.

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(h)            The Company and the Rights Offering each meet the requirements for use of Form S-3 under the Securities Act. The Registration Statement has become effective under the Securities Act. No stop order suspending the effectiveness of the Registration Statement is in effect and no proceedings for such purpose are pending before or, to the best knowledge of the Company, threatened by, the Commission.

(i)            The Company is not, and immediately after receipt of payment for the Shares and consummation of the Rights Offering, will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(j)            As of September 30, 2025, the Company has authority to issue 25,000,000 Common Shares, of which 15,069,116 were issued and outstanding.

7.            Registration Rights.

(a)            Demand Registration

(i)            At any time after the date that is one hundred and twenty (120) days after the Closing Date, the Backstop Investor may make a written demand for registration of all or part of the Registrable Securities (as defined below) owned by it. Any such written demand for a registration shall specify the number of Registrable Securities proposed to be sold and the intended method(s) of distribution thereof. The registration so demanded by the Backstop Investor is referred to herein as a “Demand Registration.” If the Company is eligible to utilize a Registration Statement on Form S-3 to sell securities in a secondary offering on a delayed or continuous basis in accordance with Rule 415 under the Securities Act (a “Shelf Registration”), any Demand Registration made pursuant to this Section 7 shall, at the option of the Backstop Investor, be a demand for a Shelf Registration. For the avoidance of doubt, if a Shelf Registration is so requested pursuant to this Section 7, any reference to a Demand Registration in this Agreement also refers to a Shelf Registration. For purposes of this Section 7, “Registrable Securities” shall mean the Common Shares and any other equity security of the Company or any of its subsidiaries issued or issuable with respect to the Common Shares by way of a stock dividend or stock split or in connection with a recapitalization, merger, consolidation, spin-off, reorganization or similar transaction; provided, however, that, as to any particular Registrable Security, such securities shall cease to be Registrable Securities upon the earliest to occur of: (A) a registration statement as contemplated under this Section 7 with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been sold, transferred, disposed of or exchanged in accordance with such registration statement by the Backstop Investor; (B) such securities shall have been otherwise transferred, new certificates for such securities not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent public distribution of such securities shall not require registration under the Securities Act; (C) such securities shall have ceased to be outstanding; (D) such securities may be sold without registration pursuant to Rule 144 or any successor rule promulgated under the Securities Act (but with no volume or other restrictions or limitations including as to manner or timing of sale); and (E) such securities have been sold to, or through, a broker, dealer or underwriter in a public distribution or other public securities transaction.

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(ii)            If the Backstop Investor so advises the Company as part of its written demand for a Demand Registration, the offering of such Registrable Securities pursuant to such Demand Registration shall be in the form of an underwritten offering. In such case, the Backstop Investor and the Company shall enter into an underwriting agreement in customary form with the underwriter(s) selected for such underwriting (which underwriter(s) shall be reasonably acceptable to the Company), complete and execute any questionnaires, powers of attorney, indemnities, lock-up agreements, securities escrow agreements and other documents reasonably required or which are otherwise customary under the terms of such underwriting agreement and furnish to the Company and the underwriters such information as the Company and the underwriters may reasonably request in writing for inclusion in the Registration Statement.

(iii)            If the managing underwriter(s) for a Demand Registration that is to be an underwritten offering advise(s) the Company and the Backstop Investor that the dollar amount or number of Registrable Securities which the Backstop Investor has agreed may be included in the offering exceeds the maximum dollar amount or maximum number of Common Shares or other securities that can be sold in such offering without adversely affecting the proposed offering price, the timing, the distribution method or the probability of success of such offering (such maximum dollar amount or maximum number of Common Shares or other securities, as applicable, the “Maximum Number of Shares”), then the Company shall include in such registration: (A) first, the Registrable Securities which the Backstop Investor has demanded be included in the Demand Registration; provided, however, if the aggregate number of Registrable Securities as to which Demand Registration has been requested exceeds the Maximum Number of Shares, then the number of Registrable Securities that may be included shall be reduced to the Maximum Number of Shares; (B) second, to the extent that the Maximum Number of Shares has not been reached under the foregoing clause (A), the Common Shares or other securities that the Company desires to sell that can be sold without exceeding the Maximum Number of Shares; and (C) third, to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (A) and (B), the Common Shares or other securities for the account of other security holders of the Company that can be sold without exceeding the Maximum Number of Shares.

(iv)            In the case of a Demand Registration, if the Backstop Investor disapproves of the terms of any underwriting or is not entitled to include all of its Registrable Securities in any offering, the Backstop Investor may elect to withdraw from such offering no later than the time at which the public offering price and underwriters’ discount are determined with the underwriter(s) by giving written notice to the Company and the underwriter(s) of its request to withdraw.

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(b)            Piggy-Back Registration

(i)            Piggy-Back Rights. At any time after the date that is one hundred and twenty (120) days after the Closing Date, the Company proposes to file a registration statement under the Securities Act with respect to, or to make an offering (including under any then-existing registration statement that may be used for resales of Registrable Securities) of, Common Shares, or securities or other obligations exercisable or exchangeable for, or convertible into, Common Shares, by the Company for its own account or for any other shareholder of the Company for such shareholder’s account, other than a registration statement (or related offering) (each, a “Registration”) (A) filed in connection with any employee benefit plan, (B) for an exchange offer or offering of securities solely to the Company’s existing shareholders, (C) for an offering of debt securities convertible into equity securities of the Company, (D) for a dividend reinvestment plan or (E) filed on Form S-4 (or successor form) (a “Subsequent Registration Statement”), then the Company shall (x) give written notice of such proposed filing or offering, as applicable, to the Backstop Investor as soon as practicable but in no event less than ten (10) Business Days before the anticipated filing or offering date, as applicable, which notice shall describe the amount and type of securities to be included in such filing or offering, the intended method(s) of distribution, and the name of the proposed managing underwriter(s), if any, of the offering and (y) offer to the Backstop Investor in such notice the opportunity to register the sale of or to include in such offering, as applicable, such number of its Registrable Securities as the Backstop Investor may request in writing within five (5) Business Days following receipt of such notice (a “Piggy-Back Registration”). If the Backstop Investor so requests to register the sale of or so include some of its Registrable Securities, the Company shall consider such requests in good faith, such request not to be unreasonably denied, and if the Company agrees to such requests, shall cause the Registrable Securities to be included in the Subsequent Registration Statement and offering, as applicable, and shall use commercially reasonable efforts to cause the managing underwriter(s) of the proposed underwritten offering to permit the Registrable Securities requested to be included in the Piggy-Back Registration to be included on the same terms and conditions as any similar securities of the Company and other shareholders of the Company and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof. If the Piggy-Back Registration involves one or more underwriters, the Backstop Investor shall enter into an underwriting agreement in customary form with the underwriter(s) selected for such Piggy-Back Registration by the Company, complete and execute any questionnaires, powers of attorney, indemnities, lock-up agreements, securities escrow agreements and other documents reasonably required or which are otherwise customary under the terms of such underwriting agreement and furnish to the Company such information as the Company may reasonably request in writing for inclusion in the Subsequent Registration Statement or such information that is otherwise customary.

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(ii)            Reduction of Offering. If the managing underwriter(s) for a Piggy-Back Registration that is to be an underwritten offering advises the Company and the holders of Registrable Securities that the dollar amount or number of Common Shares or other securities which the Company desires to sell, taken together with Common Shares or other securities, if any, as to which registration has been requested pursuant to written contractual arrangements with the Backstop Investor and other persons, the Registrable Securities as to which registration has been requested under this Section 7(b)(ii), and the Common Shares or other securities, if any, as to which registration has been requested pursuant to the written contractual demand or piggy-back registration rights of other shareholders of the Company, exceeds the Maximum Number of Shares, then the Company shall include in any such registration:

(1)            If the registration is undertaken for the Company’s account: (x) first, the shares or other securities that the Company desires to sell that can be sold without exceeding the Maximum Number of Shares; and (y) second, to the extent that the Maximum Number of Shares has not been reached under the foregoing clause (x), the shares or other securities, if any, including the Registrable Securities, as to which registration has been requested pursuant to written contractual piggy-back registration rights of security holders (pro rata in accordance with the number of Common Shares or other securities which each such person has actually requested to be included in such registration, regardless of the number of shares or other securities with respect to which such persons have the right to request such inclusion) that can be sold without exceeding the Maximum Number of Shares; and

(2)            If the registration is a “demand” registration undertaken at the demand of persons, other than the Backstop Investor, pursuant to written contractual arrangements with such persons, (x) first, the Common Shares or other securities for the account of the demanding persons that can be sold without exceeding the Maximum Number of Shares; (y) second, to the extent that the Maximum Number of Shares has not been reached under the foregoing clause (x), the Shares or other securities that the Company desires to sell that can be sold without exceeding the Maximum Number of Shares; and (z) third, to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (x) and (y), the shares or other securities, if any, including the Registrable Securities, as to which registration has been requested pursuant to written contractual piggy-back registration rights, which other shareholders desire to sell (pro rata in accordance with the number of Common Shares or other securities which each such person has actually requested to be included in such registration, regardless of the number of Common Shares or other securities with respect to which such persons have the right to request such inclusion) that can be sold without exceeding the Maximum Number of Shares.

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(iii)            Withdrawal. The Backstop Investor may elect to withdraw its request for inclusion of its Registrable Securities in any Piggy-Back Registration by giving written notice to the Company of such request to withdraw no later than the time at which the public offering price and underwriters’ discount are determined with the underwriter(s). The Company may also elect to withdraw from a registration at any time no later than the time at which the public offering price and underwriters’ discount are determined with the underwriter(s). If the Backstop Investor’s withdrawal is based on (i) the Company’s failure to comply with its obligations under this Agreement or (ii) a reduction pursuant to Section 7(b)(ii) of ten percent (10%) or more of the number of Registrable Securities which the Backstop Investor has requested be included in the Piggy-Back Registration, the Company shall pay or reimburse all expenses otherwise payable or reimbursable by the Backstop Investor in connection with such Piggy-Back Registration pursuant to Section 8(c).

8.	Registration Procedures.

(a)            Filings; Information. Whenever the Company is required to effect the registration of any Registrable Securities pursuant to Section 7, the Company shall use its commercially reasonable efforts to effect the registration and sale of such Registrable Securities in accordance with the intended method(s) of distribution thereof as expeditiously as practicable, and in connection with any such request:

(i)            Filing Registration Statement. The Company shall, as expeditiously as possible and in any event within thirty (30) days after receipt of a request for a Demand Registration pursuant to Section 7(a), prepare and file with the Commission a Subsequent Registration Statement on any form for which the Company then qualifies or which counsel for the Company shall deem appropriate and which form shall be available for the sale of all Registrable Securities to be registered thereunder and the intended method(s) of distribution thereof, and shall use commercially reasonable efforts to cause such Subsequent Registration Statement to become and remain effective for the period required by Section 8(a)(iii); provided, however, that:

(1)            In the case of demand under Section 7(a) for a Shelf Registration, the Registration Statement shall be on Form S-3;

(2)            the Company shall have the right to defer any Demand Registration and any Piggy-Back Registration for a reasonable period of time if, in the good faith judgment of the board of trustees or the officers of the Company (and the Company shall furnish to the holders a confirmatory certificate signed by a principal executive officer or principal financial officer of the Company), it would (A) materially interfere with a significant acquisition, disposition, financing or other transaction involving the Company, (B) result in the disclosure of material information that the Company has a bona fide business purpose for preserving as confidential that is not then otherwise required to be disclosed or (C) render the Company unable to comply with requirements under the Securities Act or the Exchange Act; in such event, (x) if the applicable Subsequent Registration Statement has become effective, each requesting the Backstop Investor will forthwith discontinue (or cause the discontinuance of) disposition of Registrable Securities until it is advised by the Company that the use of such Subsequent Registration Statement may be resumed or (y) the Backstop Investor shall be entitled to withdraw its request for the filing of the applicable Subsequent Registration Statement and, if such request is withdrawn, such request shall not count as one of the permitted requests for registration hereunder and the Company shall pay all customary costs and expenses in connection with such withdrawn registration; provided, further, however, that the Company may not exercise the right set forth in this subsection (2) in respect of a request by the Backstop Investor, for more than one hundred twenty (120) days in any 365 day period in respect of a Demand Registration (including in such one hundred twenty (120) days, any deferral under subsection (4) of this Section 8(a)(i) if the Registration Statement was not timely filed thereunder);

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(3)            the Company shall not be obligated to effect any registration of Registrable Securities upon receipt of a written demand for a Demand Registration if the Company has already completed two (2) Demand Registrations requested by the Backstop Investor within the past twelve (12) month period;

(4)            the Company shall not then be obligated to effect any registration of Registrable Securities upon receipt of a written demand for a Demand Registration if the Company shall furnish to the Backstop Investor a certificate signed by a principal executive officer or principal financial officer of the Company stating that the Company expects to file, within ninety (90) days of receipt of the written demand for a Demand Registration, a Subsequent Registration Statement and offer to the Backstop Investor the opportunity to register its Registrable Securities thereunder in accordance with Section 7(b);

(5)            the Company shall not be obligated to effect any registration of Registrable Securities upon receipt of a written demand for a Demand Registration from the Backstop Investor if the Company has, within the ninety (90) day period preceding the date of the written demand for a Demand Registration, already effected a Demand Registration;

(6)            the Company shall not be obligated to effect any registration of Registrable Securities upon receipt of a written demand for a Demand Registration if all Registrable Securities could be sold within ninety (90) days pursuant to Rule 144 under the Securities Act without any limitations or restrictions; and

(7)            the Company shall not be obligated to effect any registration of Registrable Securities upon receipt of a written demand for a Demand Registration if all Registrable Securities are proposed to be offered at an expected aggregate offering price of less than $50.0 million (net of registration expenses set forth in Section 8(c)), provided, that this subsection (7) shall not apply to a Shelf Registration.

(ii)            Copies. If the Backstop Investor has included Registrable Securities in a registration, the Company shall, prior to filing a Subsequent Registration Statement or prospectus, or any amendment or supplement thereto, furnish to the Backstop Investor and its counsel, copies of such Subsequent Registration Statement as proposed to be filed, each amendment and supplement to such Subsequent Registration Statement (in each case including all exhibits thereto and documents incorporated by reference therein), the prospectus included in such Subsequent Registration Statement (including each preliminary prospectus) and such other documents as the Backstop Investor or counsel for the Backstop Investor may reasonably request in order to facilitate the disposition of the Registrable Securities included in such registration.

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(iii)            Amendments and Supplements. If the Backstop Investor has included Registrable Securities in a registration, the Company shall prepare and file with the Commission such amendments, including post-effective amendments, and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Subsequent Registration Statement effective and in compliance with the provisions of the Securities Act until all Registrable Securities, and all other securities covered by such Subsequent Registration Statement, have been disposed of in accordance with the intended method(s) of distribution set forth in such Subsequent Registration Statement (which period shall not exceed the sum of one hundred eighty (180) days plus any period during which any such disposition is interfered with by any stop order or injunction of the Commission or any Governmental Authority) or such securities have been withdrawn.

(iv)            Notification. If the Backstop Investor has included Registrable Securities in a registration, after the filing of the Subsequent Registration Statement, the Company shall promptly, and in no event more than two (2) Business Days after such filing, notify the Backstop Investor of such filing, and shall further notify the Backstop Investor promptly and confirm such notification in writing in all events within two (2) Business Days of the occurrence of any of the following: (A) when such Subsequent Registration Statement becomes effective; (B) when any post-effective amendment to such Subsequent Registration Statement becomes effective; (C) the issuance or threatened issuance by the Commission of any stop order (and the Company shall use reasonable best efforts to prevent the entry of such stop order or to remove it if entered); and (D) any request by the Commission for any amendment or supplement to such Subsequent Registration Statement or any prospectus relating thereto or for additional information or of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of the securities covered by such Subsequent Registration Statement, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and promptly make available to the Backstop Investor any such supplement or amendment; except that before filing with the Commission a Subsequent Registration Statement or prospectus or any amendment or supplement thereto, including documents incorporated by reference, the Company shall furnish to the Backstop Investor and to its counsel, copies of all such documents proposed to be filed sufficiently in advance of filing to provide the Backstop Investor and its counsel with a reasonable opportunity to review such documents and comment thereon, and the Company shall not file any Subsequent Registration Statement or prospectus or amendment or supplement thereto, including documents incorporated by reference, to which the Backstop Investor or its counsel shall reasonably object.

(v)            State Securities Laws Compliance. If the Backstop Investor has included Registrable Securities in a registration, the Company shall use commercially reasonable efforts to (A) register or qualify the Registrable Securities covered by the Subsequent Registration Statement under such securities or “blue sky” laws of such jurisdictions in the United States as the Backstop Investor (in light of the intended plan of distribution) may request and (B) take such action necessary to cause such Registrable Securities covered by the Subsequent Registration Statement to be registered with or approved by such other federal or state authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be necessary or advisable to enable the Backstop Investor to consummate the disposition of such Registrable Securities in such jurisdictions; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 8(a)(v) or subject itself to taxation in any such jurisdiction.

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(vi)            Agreements for Disposition. If the Backstop Investor has included Registrable Securities in a registration, (A) the Company shall enter into customary agreements (including, if applicable, an underwriting agreement in customary form) and use commercially reasonable efforts to take such other actions as are required in order to expedite or facilitate the disposition of such Registrable Securities and (B) the representations, warranties and covenants of the Company in any underwriting agreement which are made to or for the benefit of any underwriters, to the extent applicable, shall also be made to and for the benefit of the Backstop Investor. For the avoidance of doubt, the Backstop Investor may not require the Company to accept terms, conditions or provisions in any such agreement which the Company determines are not reasonably acceptable to the Company, notwithstanding any agreement to the contrary herein. The Backstop Investor shall not be required to make any representations or warranties in the underwriting agreement except as reasonably requested by the underwriters or the Company and, if applicable, with respect to the Backstop Investor’s organization, good standing, authority, title to Registrable Securities, lack of conflict of such sale with the Backstop Investor’s material agreements and organizational documents, and with respect to written information relating to the Backstop Investor that the Backstop Investor has furnished in writing expressly for inclusion in such Subsequent Registration Statement, in each case, as applicable to the Backstop Investor. The Backstop Investor, however, shall agree to such covenants and indemnification and contribution obligations for selling stockholders as are reasonable and customarily contained in agreements of that type.

(vii)            Cooperation. The Company shall cooperate in any offering of Registrable Securities under this Agreement, which cooperation shall include, without limitation, the preparation of the Subsequent Registration Statement with respect to such offering and all other offering materials and related documents and participation in meetings with underwriters, attorneys, accountants and potential investors. The Backstop Investor shall cooperate in the preparation of the Subsequent Registration Statement and other documents relating to any offering in which it includes securities pursuant to this Agreement. If the Backstop Investor has included Registrable Securities in a registration, the Backstop Investor shall also furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method(s) of disposition of such securities as the Company and/or its counsel shall reasonably request in order to assure full compliance with applicable provisions of the Securities Act and the Exchange Act in connection with the registration of the Registrable Securities.

(viii)            Records. If the Backstop Investor has included Registrable Securities in a registration, upon reasonable notice and during normal business hours, subject to the Company receiving any customary confidentiality undertakings or agreements, the Company shall make available for inspection by the Backstop Investor, any underwriter participating in any disposition pursuant to such Registration Statement and any attorney, accountant or other professional retained by the Backstop Investor or any underwriter, all relevant financial and other records, pertinent corporate documents and properties of the Company as shall be necessary to enable them to exercise their due diligence responsibility, and shall cause the Company’s officers, directors and employees to supply all information reasonably requested by the Backstop Investor in connection with such Subsequent Registration Statement.

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(ix)            Opinions and Comfort Letters. If the Backstop Investor has included Registrable Securities in a registration, the Company shall use commercially reasonable efforts to furnish to the Backstop Investor signed counterparts, addressed to the Backstop Investor, of (A) any opinion of counsel to the Company delivered to any underwriter and (B) any comfort letter from the Company’s independent public accountants delivered to any underwriter; provided, however, that counsel to the underwriter shall have exclusive authority to negotiate the terms thereof. In the event no legal opinion is delivered to any underwriter, the Company shall furnish to the Backstop Investor, at any time that the Backstop Investor elects to use a prospectus in connection with an offering of the Backstop Investor’s Registrable Securities, an opinion of counsel to the Company to the effect that the Subsequent Registration Statement containing such prospectus has been declared effective, that no stop order is in effect and such other matters as persons holding a majority of the Registrable Securities subject to the registration may reasonably request as would customarily have been addressed in an opinion of counsel to the Company delivered to an underwriter.

(x)            Earning Statement. The Company shall comply with all applicable rules and regulations of the Commission and the Securities Act, and make generally available to its shareholders, as soon as practicable, an earning statement satisfying the provisions of Section 11(a) of the Securities Act, provided that the Company will be deemed to have complied with this Section 8(a)(x) if the earning statement satisfies the provisions of Rule 158 under the Securities Act.

(xi)            Listing. The Company shall use commercially reasonable efforts to cause all Registrable Securities included in any registration to be listed on such exchanges or otherwise designated for trading in the same manner as similar shares of the Company are then listed or designated or, if no such similar securities are then listed or designated, in a manner satisfactory to the Backstop Investor whose Registrable Securities are included in the registration.

(b)            Shelf Offering. In the event that a Subsequent Registration Statement with respect to a Shelf Registration is effective, the Backstop Investor may make a written request to sell pursuant to an offering (including an underwritten offering) Registrable Securities available for sale pursuant to such Subsequent Registration Statement (a “Shelf Offering”) so long as such Subsequent Registration Statement remains in effect and to the extent permitted under the Securities Act. Any written request for a Shelf Offering shall specify the number of Registrable Securities proposed to be sold and the intended method(s) of distribution thereof. Upon receipt of a written request for a Shelf Offering, the Company shall, as expeditiously as possible, use its commercially reasonable efforts to facilitate such Shelf Offering.

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(c)            Registration Expenses. Except to the extent expressly provided by Section 7(a)(iv) or Section 7(b)(iii) or in connection with a Piggy-Back Registration relating to a registration by the Company on its own initiative (and not as a result of any other person’s or entity’s right to cause the Company to file, cause and effect a registration of the Company securities) and for the Company’s own account (in which case the Company will pay all customary costs and expenses of registration), the Backstop Investor whose Registrable Securities are included in the registration shall pay, or promptly reimburse the Company for, its pro rata share of all customary costs and expenses incurred in connection with any Demand Registration effected pursuant to Section 7(a) or Piggy-Back Registration pursuant to Section 7(b), such pro rata share to be in proportion to the number of shares the Backstop Investor is selling, after giving effect to any reduction pursuant to Section 7(a)(iii) or Section 7(b)(ii), in such Demand or Piggy-Back Registration relative to the total number of shares being sold in the registration, of all customary costs and expenses incurred in connection with such registration, in each case whether or not the Subsequent Registration Statement becomes effective, including, without limitation: (i) all registration and filing fees; (ii) fees and expenses of compliance with securities or “blue sky” laws (including fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities); (iii) printing expenses; (iv) fees imposed by the Financial Industry Regulatory Authority, Inc.; and (v) fees and disbursements of counsel for the Company and fees and expenses for independent registered public accountants retained by the Company (including the expenses or costs associated with the delivery of any opinions or comfort letters requested pursuant to Section 8(a)(ix)). The Company shall have no obligation to pay for the fees and expenses of counsel representing the Backstop Investor in any Demand Registration or Piggy-Back Registration. The Company shall have no obligation to pay any underwriting discounts or selling commissions attributable to the Registrable Securities being sold by the Backstop Investor, which underwriting discounts or selling commissions shall be borne solely by the Backstop Investor. For the avoidance of doubt, the Backstop Investor shall have no obligation to pay any underwriting discounts or selling commissions attributable to the shares being sold by any other person. Additionally, in an underwritten offering, the Backstop Investor, the Company and any other person whose Shares or other securities are included in the offering shall bear the expenses of the underwriter(s) pro rata in proportion to the respective amount of shares each is selling in such offering. For the avoidance of doubt, the Backstop Investor shall have no obligation to pay, and the Company shall bear, all internal expenses of the Company (including, without limitation, all fees, salaries and expenses of its officers, employees and management) incurred in connection with performing or complying with the Company’s obligations under this Agreement.

(d)            Information. The Backstop Investor shall provide such information as may reasonably be requested by the Company, or the managing underwriter, if any, in connection with the preparation of any Subsequent Registration Statement, including amendments and supplements thereto, in order to effect the registration of any of its Registrable Securities under the Securities Act pursuant to this Agreement and in connection with the Company’s obligation to comply with federal and applicable state securities Laws.

(e)            The Backstop Investor’s Obligations. The Backstop Investor may not participate in any underwritten offering pursuant to this Agreement unless the Backstop Investor (i) agrees to only sell Registrable Securities on the basis reasonably provided in any underwriting agreement and (ii) completes, executes and delivers any and all questionnaires, lock-up agreements, powers of attorney, custody agreements, indemnities, underwriting agreements and other documents reasonably or customarily required by or under the terms of any underwriting agreement or as reasonably requested by the Company.

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(f)            Lock-Up in an Underwritten Public Offering. If requested by the underwriter(s) of a registered underwritten public offering of securities of the Company, the Backstop Investor will enter into a lock-up agreement in customary form pursuant to which it shall agree not to offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer, dispose of or hedge, directly or indirectly, or enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of any Common Shares or other securities of the Company or any securities convertible into or exercisable or exchangeable for Common Shares or other securities of the Company (except as part of such registered underwritten public offering or as otherwise permitted by the terms of such lock-up agreement) for a lock-up period that is customary for such an offering.

9.	Lock-Up.

(a)            The Backstop Investor agrees that it shall not (i) sell, exchange, transfer or assign, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly or (ii) enter into any swap or other arrangement that transfers to another person, in whole or in part, any of the economic consequences of ownership (each, a “Transfer”) of the Backstop Acquired Shares for the period beginning on the Closing Date and ending on the six (6) month anniversary of the Closing Date (the “Lock-Up Period”). For the avoidance of doubt, the Backstop Investor shall retain all of its rights as a stockholder of the Company with respect to the Backstop Acquired Shares during the Lock-Up Period, including the right to vote any Backstop Acquired Shares that the Backstop Investor is entitled to vote.

(b)            In order to enforce this Section 9, the Company shall not seek specific performance, including the imposition of stop-transfer instructions, with respect to Backstop Acquired Shares. Accordingly, if the Backstop Investor violates this Section 9, the Company shall only seek monetary damages from the Backstop Investor with respect to the Backstop Acquired Shares.

10.	Termination.

(a)            This Agreement shall terminate upon the earliest to occur of (i) such date and time as the Rights Offering is validly terminated in accordance with its terms without being consummated, or (ii) upon the mutual written agreement of both parties, or (iii) by written notice from the Backstop Investor given any time on or after December 31, 2025, if the Closing has not occurred by such date and the Backstop Investor’s breach was not the primary reason the Closing failed to occur by such date. The Company shall notify Backstop Investor of the termination of the Rights Offering without it being consummated promptly after the termination thereof.

(b)            If this Agreement is terminated pursuant to Section 10(a), this Agreement, shall forthwith become wholly void and of no further effect (other than Section 12, which shall remain in full force and effect); provided, that nothing herein will relieve any party from liability for any willful breach hereof prior to the time of termination or common law intentional fraud in the making of any representation or warranty hereunder, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from such breach or fraud.

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11.	Indemnity.

(a)            The Company agrees to indemnify and hold harmless the Backstop Investor, its affiliates (within the meaning of Rule 405 under the Securities Act), and each of their respective shareholders, members, partners, directors, trustees, employees and agents, and each person who controls (within the meaning of the Securities Act or the Exchange Act) the Backstop Investor or its affiliates (within the meaning of Rule 405 under the Securities Act) (all such persons being hereinafter referred to, collectively, as the “Backstop Investor Parties”), from and against any and all losses, claims, damages, liabilities and expenses (including, without limitation, any reasonable attorneys’ fees and expenses incurred in connection with defending or investigating any such action or claim, regardless of whether any Backstop Investor Party is a party thereto) that any such Backstop Investor Party may suffer or incur, directly or indirectly, by reason of, arising out of or in connection with this Agreement, the Offering Documents, or any Demand Registration, Piggy-Back Registration, or Subsequent Registration Statement under which the sale of Registrable Securities was registered under the Securities Act (or any amendment thereto), or any prospectus, preliminary prospectus, or free writing prospectus (as defined in Rule 405 promulgated under the Securities Act) relating to such Subsequent Registration Statement, or any amendment thereof or supplement thereto (collectively, “Subsequent Offering Documents”), or the use of the proceeds of the Rights Offering, including as a result of any untrue statement or alleged untrue statement of any material fact contained or incorporate by reference in the Offering Documents or any Subsequent Offering Documents, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (except to the extent such untrue statement, alleged untrue statement, omission or alleged omission, as applicable, was made in reliance upon or in conformity with information relating to the Backstop Investor or its affiliates furnished in writing to the Company by or on behalf of the Backstop Investor expressly for use in the Offering Documents or any Subsequent Offering Documents), and reimburse each Backstop Investor Party upon demand for reasonable documented legal or other third-party expenses incurred in connection with investigating, preparing to defend or defending, or providing evidence in or preparing to serve or serving as a witness with respect to, any lawsuit, investigation, claim or other proceeding relating to any of the foregoing, irrespective of whether or not the Rights Offering or the transactions contemplated by this Agreement are consummated or whether or not this Agreement is terminated; provided, however, that the foregoing indemnification will not apply to losses to the extent that they resulted from any breach by such Backstop Investor of this Agreement.

(b)            The Backstop Investor agrees to indemnify and hold harmless the Company and its trustees, officers, employees and agents (all such persons being hereinafter referred to, collectively, as the “Company Parties”), from and against any and all losses, claims, damages, liabilities and expenses (including, without limitation, any reasonable attorneys’ fees and expenses incurred in connection with defending or investigating any such action or claim) that any such Company Party may suffer or incur resulting from any untrue statement of material fact contained in the Offering Documents or any Subsequent Offering Documents, but only to the extent that such untrue statement was made in reliance or in conformity with information relating to the Backstop Investor or its affiliates furnished in writing to the Company by or on behalf of the Backstop Investor expressly for use in the Offering Documents or any Subsequent Offering Documents. Notwithstanding anything to the contrary set forth herein, in no event shall the total indemnification obligation of the Backstop Investor pursuant to this Agreement be greater in amount than the aggregate dollar amount of net proceeds received by the Company from the issuance by the Company of Common Shares to persons other than the Backstop Investor pursuant to such persons’ exercise of their respective Rights in the Rights Offering.

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(c)            Any person entitled to indemnification herein shall (1) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any person’s right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party) and (2) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent. An indemnifying party who elects not to assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of legal counsel to any indemnified party a conflict of interest exists between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) or which settlement does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

(d)            The terms of this Section 11 shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director, employee, agent, affiliate or controlling person of such indemnified party and shall the termination of this Agreement for any reason, the Closing and the transfer of the Shares purchased pursuant to this Agreement.

(e)            If the indemnification provided under this Section 11 from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities and expenses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by, or relates to information supplied by or on behalf of, such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth above, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 11 from any person who was not guilty of such fraudulent misrepresentation. Any contribution by the Backstop Investor pursuant to this Section 11(e) shall be limited in amount to aggregate dollar amount of net proceeds received by the Company from the issuance by the Company of Common Shares to persons other than the Backstop Investor pursuant to such persons’ exercise of their respective Rights in the Rights Offering. Notwithstanding anything to the contrary herein, in no event will any party be liable for consequential, special, exemplary or punitive damages in connection with this Agreement.

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12.	Payment of Expenses.

(a)            The Company shall pay all fees and expenses in connection with satisfying its obligations under Section 1(a).

(b)            The Company agrees to reimburse the Backstop Investor upon request made from time to time for its reasonable expenses incurred in connection with its activities under this Agreement, including expenses incurred in connection with the negotiation, preparation, execution, and delivery of this Agreement and any beneficial ownership filings required to be made by the Backstop Investor under Section 13 and Section 16 of the Exchange Act, in both cases arising from the Backstop Investor’s obligations hereunder.

13.	Miscellaneous.

(a)            Notices. Any notice, report or other communication required or permitted to be given hereunder shall be in writing or delivered by email to the below email addresses and shall be deemed to have been duly given (a) when delivered by email (b) when delivered in person (c) on the next business day if transmitted by a nationally recognized overnight courier or (d) on the third (3rd) business day following mailing by first class mail, postage prepaid, in each case as follows (or at such other United States address for a party as shall be specified by like notice):

If to the Company:

Seven Hills Realty Trust

Two Newton Place

255 Washington Street

Newton, Massachusetts 02458

Attn: Lindsey Getz at [REDACTED]

If to the Backstop Investor:

Tremont Realty Capital LLC

Two Newton Place

255 Washington Street

Newton, Massachusetts 02458

Attn: Thomas J. Lorenzini at [REDACTED]

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(b)            Assignment. Neither this Agreement nor any of the rights or obligations under this Agreement of any party hereto are assignable or transferable by any party without the prior written consent of the other party, except that the Backstop Investor may transfer this Agreement and its rights and obligations hereunder solely to an affiliate of the Backstop Investor provided that (i) the Backstop Investor obtains advance written consent of the Company (not to be unreasonably withheld, conditioned or delayed) and (ii) the Backstop Investor remains liable for any breach of this Agreement committed by the Backstop Investor’s assignee.

(c)            Survival. All the agreements, representations and warranties made by each party hereto in this Agreement shall survive the Closing.

(d)            Amendments; Waivers. This Agreement may not be amended, modified or waived except by an instrument in writing, signed by each of the parties hereto.

(e)            Entire Agreement. This Agreement constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof and thereof.

(f)            Third Party Beneficiaries. Except as otherwise provided in this Agreement (including the next sentence of this Section 13(f)), this Agreement is intended for the benefit of the parties hereto and their respective affiliates and their respective, administrators, successors, legal representatives, and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person. Except as set forth in Section 11, Section 13(b) and this Section 13(f), this Agreement shall not confer any rights or remedies upon any person other than the parties hereto, and their respective successors and permitted assigns, and the parties hereto acknowledge that such persons so referenced are third-party beneficiaries of this Agreement for the purposes of, and to the extent of, the rights granted to them, if any, pursuant to the applicable provisions of this Agreement.

(g)            Severability. If any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.

(h)            Counterparts. This Agreement may be executed and delivered in one or more counterparts (including by facsimile or electronic mail or in .pdf) and by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same document. All counterparts so executed and delivered shall be construed together and shall constitute one and the same agreement.

(i)            Governing Law. The provisions of this Agreement and any Dispute (as defined below), whether in contract, tort or otherwise, shall be governed by and construed in accordance with the laws of the State of Maryland without regard to principles of conflicts of law.

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(j)	Dispute Resolution.

(i)            Any disputes, claims or controversies arising out of or relating to this Agreement, including any disputes, claims or controversies brought by or on behalf of a party hereto, a direct or indirect parent of a party, or any holder of equity interests (which, for purposes of this Section 13(j), shall mean any holder of record or beneficial owner of any equity interests, or any former holder of record or beneficial owner of equity interests) of a party, either on its own behalf, on behalf of a party or on behalf of any series or class of equity interests of a party or holders of any equity interests of a party against a party, or any of their respective trustees, directors, members, officers, managers (including Tremont Realty Capital LLC or its parent and their respective successor), agents or employees, including any disputes, claims or controversies relating to the meaning, interpretation, effect, validity, performance, application or enforcement of this Agreement, including the agreements set forth in this Section 13(j) or the governing documents of a party (all of which are referred to as “Disputes”), or relating in any way to such a Dispute or Disputes shall, on the demand of any party to such Dispute or Disputes be resolved through binding and final arbitration in accordance with the Commercial Arbitration Rules (the “Rules”) of the American Arbitration Association (the “AAA”) then in effect, except as those Rules may be modified in this Section 13(j). For the avoidance of doubt, and not as a limitation, Disputes are intended to include derivative actions against the trustees, directors, officers or managers of a party and class actions by a holder of equity interests against those persons and a party. For the avoidance of doubt, a Dispute shall include a Dispute made derivatively on behalf of one party against another party.

(ii)            There shall be three (3) arbitrators. If there are only two (2) parties to the Dispute, each party shall select one (1) arbitrator within fifteen (15) days after receipt by respondent of a copy of a demand for arbitration. Such arbitrators may be affiliated or interested persons of such parties. If there are more than two (2) parties to the Dispute, all claimants, on the one hand, and all respondents, on the other hand, shall each select, by the vote of a majority of the claimants or the respondents, as the case may be, one (1) arbitrator within fifteen (15) days after receipt of a demand for arbitration. Such arbitrators may be affiliated or interested persons of the claimants or the respondents, as the case may be. If either a claimant (or all claimants) or a respondent (or all respondents) fail(s) to timely select an arbitrator, then the party (or parties) who has selected an arbitrator may request the AAA to provide a list of three (3) proposed arbitrators in accordance with the Rules (each of whom shall be neutral, impartial and unaffiliated with any party) and the party (or parties) that failed to timely appoint an arbitrator shall have ten (10) days from the date the AAA provides such list to select one (1) of the three (3) arbitrators proposed by the AAA. If the party (or parties) fail(s) to select the second (2nd) arbitrator by that time, the party (or parties) who have appointed the first (1st) arbitrator shall then have ten (10) days to select one (1) of the three (3) arbitrators proposed by the AAA to be the second (2nd) arbitrator; and, if they should fail to select the second (2nd) arbitrator by such time, the AAA shall select, within fifteen (15) days thereafter, one (1) of the three (3) arbitrators it had proposed as the second (2nd) arbitrator. The two (2) arbitrators so appointed shall jointly appoint the third (3rd) and presiding arbitrator (who shall be neutral, impartial and unaffiliated with any party) within fifteen (15) days of the appointment of the second (2nd) arbitrator. If the third (3rd) arbitrator has not been appointed within the time limit specified herein, then the AAA shall provide a list of proposed arbitrators in accordance with the Rules, and the arbitrator shall be appointed by the AAA in accordance with a listing, striking and ranking procedure, with each party having a limited number of strikes, excluding strikes for cause.

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(iii)            Any arbitration hearings shall be held in Boston, Massachusetts, unless otherwise agreed by the parties, but the seat of arbitration shall be Maryland.

(iv)            There shall be only limited documentary discovery of documents directly related to the issues in dispute, as may be ordered by the arbitrators. For the avoidance of doubt, it is intended that there shall be no depositions and no other discovery other than limited documentary discovery as described in the preceding sentence.

(v)            In rendering an award or decision (an “Award”), the arbitrators shall be required to follow the laws of the State of Maryland, without regard to principles of conflicts of law. Any arbitration proceedings or Award rendered hereunder and the validity, effect and interpretation of the agreements set forth in this Section 13(j) shall be governed by the Federal Arbitration Act, 9 U.S.C. §1 et seq. An Award shall be in writing and may, but shall not be required to, briefly state the findings of fact and conclusions of law on which it is based. Any monetary Award shall be made and payable in U.S. dollars free of any tax, deduction or offset. Subject to Section 13(j)(vi), each party against which an Award assesses a monetary obligation shall pay that obligation on or before the thirtieth (30th) day following the date of such Award or such other date as such Award may provide.

(vi)            Except to the extent expressly provided by this Agreement or as otherwise agreed by the parties thereto, to the maximum extent permitted by Maryland law, each party involved in a Dispute shall bear its own costs and expenses (including attorneys’ fees), and the arbitrators shall not render an Award that would include shifting of any such costs or expenses (including attorneys’ fees) or, in a derivative case or class action, award any portion of a party’s Award to the claimant or the claimant’s attorneys. Each party (or, if there are more than two (2) parties to the Dispute, all claimants, on the one hand, and all respondents, on the other hand, respectively) shall bear the costs and expenses of its (or their) selected arbitrator and the parties (or, if there are more than two (2) parties to the Dispute, all claimants, on the one hand, and all respondents, on the other hand) shall equally bear the costs and expenses of the third (3rd) appointed arbitrator.

(vii)            Notwithstanding any language to the contrary in this Agreement, any Award, including but not limited to any interim Award, may be appealed pursuant to the AAA’s Optional Appellate Arbitration Rules (“Appellate Rules”). An Award shall not be considered final until after the time for filing the notice of appeal pursuant to the Appellate Rules has expired. Appeals must be initiated within thirty (30) days of receipt of an Award by filing a notice of appeal with any AAA office. Following the appeal process, the decision rendered by the appeal tribunal may be entered in any court having jurisdiction thereof. For the avoidance of doubt, and despite any contrary provision of the Appellate Rules, Section 13(j)(vi) shall apply to any appeal pursuant to this Section 13(j)(vii) and the appeal tribunal shall not render an Award that would include shifting of any costs or expenses (including attorneys’ fees) of any party.

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(viii)            Following the expiration of the time for filing the notice of appeal, or the conclusion of the appeal process set forth in Section 13(j)(vii), an Award shall be final and binding upon the parties thereto and shall be the sole and exclusive remedy between those parties relating to the Dispute, including any claims, counterclaims, issues or accounting presented to the arbitrators. Judgment upon an Award may be entered in any court having jurisdiction. To the fullest extent permitted by law, no application or appeal to any court of competent jurisdiction may be made in connection with any question of law arising in the course of arbitration or with respect to any Award made, except for actions relating to enforcement of the agreements set forth in this Section 13(j) or any arbitral award issued hereunder and except for actions seeking interim or other provisional relief in aid of arbitration proceedings in any court of competent jurisdiction.

(ix)            This Section 13(j) is intended to benefit and be enforceable by the parties hereto and their respective shareholders, stockholders, members, beneficial interest owners, direct and indirect parents, trustees, directors, officers, managers (including The RMR Group LLC or its parent and their respective successor), members, agents or employees and their respective successors and assigns and shall be binding on the parties and such persons and be in addition to, and not in substitution for, any other rights to indemnification or contribution that such persons may have by contract or otherwise.

(k)            Statement of Limited Liability. The Declaration of Trust of the Company provides that no trustee, officer, shareholder, employee or agent of the Company shall be held to any personal liability, jointly or severally, for any obligation of, or claim against, the Company. All persons or entities dealing with the Company, in any way, shall look only to the assets of the Company for the payment of any sum or the performance of any obligation.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

SEVEN HILLS REALTY TRUST

By:	/s/ Thomas J. Lorenzini
Name:	Thomas J. Lorenzini
Title:	President

TREMONT REALTY CAPITAL LLC

By:	/s/ Matthew P. Jordan
Name:	Matthew P. Jordan
Title:	President and Chief Executive Officer

[Signature Page to Rights Offering Backstop Agreement]

EXHIBIT A

Form of Rights Exercise Commitment Allocation Schedule

Number and Percentage of Issued and Outstanding Common Shares Owned at Record Date	Rights Issued	Exercised Rights Shares to be Purchased
[●] shares representing [●]% shares of the Company’s Common Shares issued and outstanding at the Record Date	[●]	[●]